Exhibit 99.2

SOLICITATION OF PROXIES
IN CONNECTION WITH THE
2014 ANNUAL MEETING OF STOCKHOLDERS OF

FORWARD INDUSTRIES, INC.

Solicitation on behalf of
TERENCE BERNARD WISE

•	Definitive Proxy Statement
•	Letter to Shareholders dated December 11, 2014
•	Shareholder Presentation
•	Letter to Shareholders dated December 18, 2014

If you have any questions, including questions on
how to submit your proxy,
or if you need additional copies of our proxy
materials please contact:

INNISFREE M&A INCORPORATED
501 MADISON AVENUE, 20TH FLOOR
NEW YORK, NY 10022
Stockholders Call Toll-Free at: (888) 750-5834
Banks and Brokers Call Collect at: (212) 750-5833